Exhibit 99.1

Cash America Announces Second Quarter Results and Dividend Declared

FORT WORTH, Texas--(BUSINESS WIRE)--July 28, 2016--Cash America International, Inc. (NYSE: CSH) announced today that net income for the second quarter of 2016 was $2,098,000 (8 cents per share) compared to net income of $2,071,000 (8 cents per share) for the second quarter of 2015. Included in the second quarter of 2016 results are $3.7 million of expenses before taxes related to the proposed merger with First Cash Financial Services, Inc., which is $2.3 million, or $0.10 per share, after taxes. Adjusted net income, a non-GAAP measure, for the second quarter of 2016 was $4,417,000 (18 cents per share), which is at the high end of the Company’s published guidance of expected net income per share of between 12 cents and 18 cents per share as provided in its press release dated April 28, 2016. Included in the reported net income for the second quarter of 2015 is a net benefit of $0.5 million, which is $0.3 million, or 2 cents per share, after taxes from a gain on the disposition of equity securities and a loss on the early extinguishment of debt. Excluding this additional income from the reported results for the second quarter of 2015, adjusted net income, a non-GAAP measure, was $1.7 million (6 cents per share) which compares to adjusted net income per share of $4.4 million (18 cents per share) for the second quarter of 2016 for an increase of 200%.

Consolidated total revenue increased 2% to $241.2 million for the second quarter of 2016 compared to $236.5 million for the second quarter of 2015. Income from operations was $6.6 million for the second quarter of 2016, which included $3.7 million in merger-related expenses, compared to income from operations of $6.3 million for the second quarter of 2015. When excluding the merger-related expenses, adjusted income from operations, a non-GAAP measure, for the second quarter of 2016 was $10.3 million, which represented an increase of 62% compared to reported income from operations of $6.3 million for the second quarter of 2015.

Commenting on the second quarter results, T. Brent Stuart, Chief Executive Officer and President of Cash America, said, “One of our primary focuses coming into the second quarter was operational excellence and improved marginal profitability. Our year-over-year earnings gains in the second quarter demonstrate the progress we have made and the success of our efforts. In addition, we continued to emphasize our in-store retail disposition of merchandise and we achieved a same store retail sales increase of 5.3% in the second quarter of 2016 compared to the second quarter of 2015. We move into the third quarter well positioned with favorable merchandise balances and inventory aging.”

For the six months ended June 30, 2016, the Company reported net income of $12.7 million (51 cents per share) compared to net income of $9.9 million (35 cents per share) for the same period in 2015. Included in the reported net income for the six months ended June 30, 2016 are net expenses totaling $3.6 million before taxes, which is $2.3 million, or 9 cents per share, after taxes, mostly related to merger-related expenses. When excluding these net expenses, adjusted net income, a non-GAAP measure, was $15.0 million (60 cents per share) for the six months ended June 30, 2016. This compares to adjusted net income, a non-GAAP measure, of $10.0 million (36 cents per share) for the six months ended June 30, 2015, which excludes adjustments for a gain on the disposition of equity securities, a loss on the early extinguishment of debt and severance expenses related to administrative and operations staff reductions that increased net income $0.2 million before taxes ($0.1 million, or 1 cent per share after taxes).

Consolidated total revenue increased 2% to $518.4 million for the six months ended June 30, 2016 compared to $508.2 million for the same period in 2015. Income from operations was $26.3 million for the six months ended June 30, 2016 compared to $22.6 million for the same period in 2015. Income from operations for the six months ended June 30, 2016 included the $3.7 million in merger-related expenses discussed above. When excluding these expenses, adjusted income from operations, a non-GAAP measure, for the six months ended June 30, 2016 was $30.0 million, which is up 28% compared to adjusted income from operations of $23.4 million in the same period in 2015, which excludes $0.9 million in pre-tax severance expenses related to administrative and operations staff reductions.

Cash America will host a conference call to discuss the second quarter results on Thursday, July 28, 2016, at 7:00 AM CDT. A live web cast of the call will be available on the Investor Relations section of the Company’s corporate web site http://www.cashamerica.com. To listen to the live call, please go to the web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared an $0.08 (8 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on August 24, 2016 to shareholders of record on August 10, 2016.

Outlook for the Third Quarter of 2016 and the 2016 Fiscal Year

Management believes that the opportunities for growth in revenue and earnings will be largely associated with customer demand for the products and services provided by the Company, which primarily take the form of pawn loans, and its ability to profitably liquidate merchandise obtained primarily from unredeemed pawn loans. Management expects moderate sequential pawn loan balance growth in the third quarter and believes that the rate and timing of this growth will have a significant influence on the third and fourth quarter results.

The outlook for the third quarter and remainder of 2016 included in this press release does not take into account the pending costs or efficiencies related to the merger with First Cash Financial Services, Inc., which was announced on April 28, 2016. The Company’s guidance is based solely on the Company’s expected stand-alone operational performance and excludes any future merger-related expenses or any expected results of the combined company in the event the merger transaction is completed during the remainder of 2016. As announced in the joint press release filed by Cash America and First Cash Financial Services, Inc. on July 26, 2016, the Company currently expects the merger transaction to close in the third quarter of 2016.

Based on its views on the preceding factors, management expects net income per share for the third quarter of 2016 to be between 24 cents and 30 cents per share compared to a net income per share of 19 cents per share in the third quarter of 2015.

Management has slightly modified its previously reported expectations for fiscal year 2016 to between $1.34 and $1.50 in adjusted net income per share, a non-GAAP measure, which excludes net expenses for the first six months of 2016 totaling $3.6 million before taxes, which is $2.3 million, or 9 cents per share, after taxes that have already been incurred and are discussed above, including merger-related expenses, gains on the disposition of equity securities and a loss on the early extinguishment of debt. This compares to reported net income of $1.01 per share for fiscal year 2015.

About the Company

As of June 30, 2016, Cash America International, Inc. (the “Company” or “Cash America”) operated 889 total locations in the United States offering pawn lending and related services to consumers and included the following:

  817 lending locations in 20 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;” and
  72 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 12 states in the United States under the name “Mr. Payroll.”

For additional information regarding the Company and the services it provides, visit the Company’s website located at http://www.cashamerica.com or download the Cash America mobile app without cost from the App StoreSM and on Google PlayTM.

App Store is a service mark of Apple Inc., and Google Play is a trademark of Google Inc.

Non-GAAP Measures

The Non-GAAP Disclosure sections included in the attachments to this press release contain a reconciliation of non-GAAP information and a discussion of the reasons why the Company’s management believes that presentation of the non-GAAP financial measures discussed above provide useful information to investors regarding the Company’s financial condition and results of operations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company and the proposed business combination with First Cash Financial Services, Inc. (“First Cash”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in laws, rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau; the effect of any current or future litigation proceedings, including an unfavorable outcome in an outstanding lawsuit relating to the Company’s 5.75% Senior Notes due 2018 even though the Company believes the lawsuit is without merit and will vigorously defend its position, and any judicial decisions or rule-making that affects the Company, its products or the legality or enforceability of its arbitration agreements; decreased demand for the Company’s products and services and changes in competition; fluctuations in the price of gold and changes in economic conditions; public perception of the Company’s business and the Company’s business practices; accounting and income tax risks related to goodwill and other intangible asset impairment, certain tax positions taken by the Company and other accounting matters that require the judgment of management; the Company’s ability to attract and retain qualified executive officers; risks related to the Company’s financing, such as compliance with financial covenants in the Company’s debt agreements, the Company’s ability to satisfy its outstanding debt obligations, to refinance existing debt obligations or to obtain new capital; risks related to interruptions to the Company’s business operations, such as a prolonged interruption in the Company’s operations of its facilities, systems or business functions, cyber-attacks or security breaches or the actions of third parties who provide, acquire or offer products and services to, from or for the Company; risks related to the expansion and growth of the Company’s business, including the Company’s ability to open new locations in accordance with plans or to successfully integrate newly acquired businesses into its operations; risks related to the 2014 spin-off of the Company’s former E-Commerce Division that comprised its e-commerce segment, Enova International, Inc.; fluctuations in the price of the Company’s common stock; the effect of any of the above changes on the Company’s business or the markets in which the Company operates; and other risks and uncertainties indicated in the Company’s filings with the SEC. The proposed transaction with First Cash is also subject to various risks and uncertainties including, without limitation: the risk that the required approvals of stockholders of the Company or First Cash may not be obtained; the risks that condition(s) to closing of the proposed transaction may not be satisfied; the proposed transaction may not be consummated within the expected time frame, or at all; the risk that the businesses will not be integrated successfully; the risk that cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the risk that costs associated with the integration of the Company and First Cash are higher than anticipated; and litigation risk related to the proposed transaction. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Additional information concerning risks related to the business, the proposed business combination with First Cash and other risk factors is also contained in the Company’s recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Consolidated Operations:
Total Revenue	$241,151	$236,464	$518,356	$508,226
Net Revenue	128,215	133,991	272,259	281,082
Total Expenses	121,642	127,664	245,938	258,521
Income from Operations	$6,573	$6,327	$26,321	$22,561
Income before Income Taxes	3,143	3,260	19,098	16,017
Net Income	$2,098	$2,071	$12,731	$9,916

Earnings Per Share:
Net Income:
Basic	$0.09	$0.08	$0.52	$0.35
Diluted	$0.08	$0.08	$0.51	$0.35

Weighted average common shares outstanding:
Basic	24,326	27,326	24,569	28,005
Diluted	24,714	27,508	24,908	28,124

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	June 30,		December 31,
	2016	2015	2015
Assets
Current assets:
Cash and cash equivalents	$20,029	$43,986	$23,153
Pawn loans	237,220	247,381	248,713
Merchandise held for disposition, net	218,262	203,006	241,549
Pawn loan fees and service charges receivable	49,800	50,317	52,798
Consumer loans, net	27,226	30,393	31,291
Income taxes receivable	3,993	4,084	—
Prepaid expenses and other assets	23,082	25,314	22,642
Investment in equity securities	47,069	109,140	42,613
Total current assets	626,681	713,621	662,759
Property and equipment, net	155,779	182,051	171,598
Goodwill	488,522	487,569	488,022
Intangible assets, net	36,523	42,562	39,536
Other assets	6,652	5,913	6,823
Total assets	$1,314,157	$1,431,716	$1,368,738
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$62,349	$71,586	$74,586
Customer deposits	21,613	20,350	18,864
Income taxes currently payable	—	—	3,063
Total current liabilities	83,962	91,936	96,513
Deferred tax liabilities	69,323	90,689	64,372
Other liabilities	630	838	723
Long-term debt	183,280	181,319	208,971
Total liabilities	$337,195	$364,782	$370,579
Equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued	3,024	3,024	3,024
Additional paid-in capital	82,836	80,702	86,557
Retained earnings	1,061,391	1,037,505	1,052,567
Accumulated other comprehensive income	17,817	57,649	14,842
Treasury shares, at cost (6,241,981 shares, 3,678,936 shares and 5,362,684 shares as of June 30, 2016 and 2015, and as of December 31, 2015, respectively)	(188,106)	(111,946)	(158,831)
Total equity	976,962	1,066,934	998,159
Total liabilities and equity	$1,314,157	$1,431,716	$1,368,738

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue
Pawn loan fees and service charges	$76,110	$76,899	$155,795	$154,212
Proceeds from disposition of merchandise	148,138	138,703	326,435	310,916
Consumer loan fees	16,066	19,311	34,173	39,630
Other	837	1,551	1,953	3,468
Total Revenue	241,151	236,464	518,356	508,226
Cost of Revenue
Disposed merchandise	109,384	98,060	238,602	217,944
Consumer loan loss provision	3,552	4,413	7,495	9,200
Total Cost of Revenue	112,936	102,473	246,097	227,144
Net Revenue	128,215	133,991	272,259	281,082
Expenses
Operations and administration	108,614	113,306	219,405	229,644
Depreciation and amortization	13,028	14,559	26,533	29,078
Gain on divestitures	—	(201)	—	(201)
Total Expenses	121,642	127,664	245,938	258,521
Income from Operations	6,573	6,327	26,321	22,561
Interest expense	(3,436)	(3,557)	(7,355)	(7,201)
Interest income	—	5	20	7
Foreign currency transaction (loss) gain	—	(7)	—	32
Loss on early extinguishment of debt	—	(607)	(11)	(607)
Gain on disposition of equity securities	6	1,099	123	1,225
Income before Income Taxes	3,143	3,260	19,098	16,017
Provision for income taxes	1,045	1,189	6,367	6,101
Net Income	$2,098	$2,071	$12,731	$9,916
Earnings Per Share:
Net Income:
Basic	$0.09	$0.08	$0.52	$0.35
Diluted	$0.08	$0.08	$0.51	$0.35
Weighted average common shares outstanding:
Basic	24,326	27,326	24,569	28,005
Diluted	24,714	27,508	24,908	28,124
Dividends declared per common share	$0.08	$0.05	$0.16	$0.10

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
PAWN LOAN METRICS

The following tables outline certain data related to pawn loan activities for the Company as of and for the three and six months ended June 30, 2016 and 2015 (dollars in thousands except where otherwise noted):

	As of June 30,
	2016	2015	$ Change	% Change
Ending pawn loan balances	$237,220	$247,381	$(10,161)	(4.1)%
Ending merchandise balance, net	$218,262	$203,006	$15,256	7.5%

	Three Months Ended June 30,
	2016	2015	$ Change	% Change
Pawn loan fees and service charges	$76,110	$76,899	$(789)	(1.0)%
Average pawn loan balance outstanding	$223,360	$228,140	$(4,780)	(2.1)%
Amount of pawn loans written and renewed	$245,608	$257,430	$(11,822)	(4.6)%
Average amount per pawn loan (in ones)	$124	$124	$—	—%
Annualized yield on pawn loans	137.0%	135.2%
	Six Months Ended June 30,
	2016	2015	$ Change	% Change
Pawn loan fees and service charges	$155,795	$154,212	$1,583	1.0%
Average pawn loan balance outstanding	$230,148	$231,748	$(1,600)	(0.7)%
Amount of pawn loans written and renewed	$473,961	$479,606	$(5,645)	(1.2)%
Average amount per pawn loan (in ones)	$127	$126	$1	0.8%
Annualized yield on pawn loans	136.1%	134.2%

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is generally the principal amount loaned on an item or the amount paid for purchased merchandise. The following table summarizes the proceeds from the disposition of merchandise and the related gross profit for the three and six months ended June 30, 2016 and 2015 (dollars in thousands):

	Three Months Ended June 30,
	2016			2015
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$122,588	$25,550	$148,138	$119,323	$19,380	$138,703
Gross profit on disposition	$39,431	$(677)	$38,754	$38,798	$1,845	$40,643
Gross profit margin	32.2%	(2.6)%	26.2%	32.5%	9.5%	29.3%
Percentage of total gross profit	101.7%	(1.7)%	100.0%	95.5%	4.5%	100.0%

	Six Months Ended June 30,
	2016			2015
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$273,315	$53,120	$326,435	$267,472	$43,444	$310,916
Gross profit on disposition	$89,031	$(1,198)	$87,833	$85,754	$7,218	$92,972
Gross profit margin	32.6%	(2.3)%	26.9%	32.1%	16.6%	29.9%
Percentage of total gross profit	101.4%	(1.4)%	100.0%	92.2%	7.8%	100.0%

The table below summarizes the age of merchandise held for disposition related to the Company’s pawn lending operations as of June 30, 2016 and 2015, and December 31, 2015 (dollars in thousands):

	As of June 30,				As of December 31,
	2016		2015		2015
	Amount	%	Amount	%	Amount	%
Jewelry - held for one year or less	$128,509	58.1%	$117,254	57.0%	$135,215	55.3%
Other merchandise - held for one year or less	87,094	39.4%	77,659	37.8%	93,498	38.3%
Total merchandise held for one year or less	215,603	97.5%	194,913	94.8%	228,713	93.6%
Jewelry - held for more than one year	3,014	1.4%	5,233	2.5%	8,935	3.7%
Other merchandise - held for more than one year	2,595	1.1%	5,460	2.7%	6,701	2.7%
Total merchandise held for more than one year	5,609	2.5%	10,693	5.2%	15,636	6.4%
Merchandise held for disposition, gross	$221,212	100.0%	$205,606	100.0%	$244,349	100.0%
Less: Inventory valuation allowance	$(2,950)		$(2,600)		$(2,800)
Merchandise held for disposition, net of allowance	$218,262		$203,006		$241,549

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN METRICS AND BALANCES

The following table sets forth interest and fees on consumer loans, the consumer loan loss provision and consumer loan fees, net of the loss provision, related to consumer loan activities for the Company for the three and six months ended June 30, 2016 and 2015 (dollars in thousands except where otherwise noted):

	Three Months Ended June 30,
	2016			2015
	Short-term	Installment		Short-term	Installment
	loans	loans	Total	loans	loans	Total
Consumer loan fees	$10,805	$5,261	$16,066	$13,362	$5,949	$19,311
Less: consumer loan loss provision	2,320	1,232	3,552	1,711	2,702	4,413
Consumer loan fees, net of loss provision	$8,485	$4,029	$12,514	$11,651	$3,247	$14,898
Year-over-year change - $	$(3,166)	$782	$(2,384)	$(2,837)	$1,684	$(1,153)
Year-over-year change - %	(27.2)%	24.1%	(16.0)%	(19.6)%	107.7%	(7.2)%
Consumer loan loss provision as a % of consumer loan fees	21.5%	23.4%	22.1%	12.8%	45.4%	22.9%

	Six Months Ended June 30,
	2016			2015
	Short-term	Installment		Short-term	Installment
	loans	loans	Total	loans	loans	Total
Consumer loan fees	$22,436	$11,737	$34,173	$30,425	$9,205	$39,630
Less: consumer loan loss provision	4,689	2,806	7,495	4,830	4,370	9,200
Consumer loan fees, net loss provision	$17,747	$8,931	$26,678	$25,595	$4,835	$30,430
Year-over-year change - $	$(7,848)	$4,096	$(3,752)	$(5,445)	$1,663	$(3,782)
Year-over-year change - %	(30.7)%	84.7%	(12.3)%	(17.5)%	52.4%	(11.1)%
Consumer loan loss provision as a % of consumer loan fees	20.9%	23.9%	21.9%	15.9%	47.5%	23.2%

In addition to reporting consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either items accounted for in accordance with generally accepted accounting principals (“GAAP”) or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure that combines the consumer loans owned by the Company and those guaranteed by the Company. In addition, the Company has reported combined consumer loans written and renewed, which is statistical data that is not included in the Company’s financial statements.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on the Company’s balance sheet since both revenue and the loss provision for consumer loans are impacted by the aggregate amount of consumer loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN METRICS AND BALANCES

The following tables provide additional information related to each of the Company’s consumer loan products as of and for the three and six months ended June 30, 2016 and 2015 (dollars in thousands):

	Three Months Ended June 30,
	2016			2015
	Short-term	Installment		Short-term	Installment
	loans	loans	Total	loans	loans	Total
Consumer loans written and renewed(a)
Company owned	$93,624	$1,419	$95,043	$107,026	$1,501	$108,527
Guaranteed by the Company(b)	3,833	11,661	15,494	6,811	23,783	30,594
Combined consumer loans written and renewed	$97,457	$13,080	$110,537	$113,837	$25,284	$139,121
	As of June 30,
	2016			2015
Ending consumer loan balances, gross
Company owned	$26,265	$3,269	$29,534	$29,092	$4,834	$33,926
Guaranteed by the Company(b)	819	6,572	7,391	1,659	11,223	12,882
Combined ending consumer loan balances, gross(d)	$27,084	$9,841	$36,925	$30,751	$16,057	$46,808
Allowance and liability for losses
Company owned	$1,350	$958	$2,308	$2,106	$1,427	$3,533
Guaranteed by the Company(b)	27	313	340	159	1,763	1,922
Combined allowance and liability for losses	$1,377	$1,271	$2,648	$2,265	$3,190	$5,455
Ending consumer loan balances, net
Company owned	$24,915	$2,311	$27,226	$26,986	$3,407	$30,393
Guaranteed by the Company(b)	792	6,259	7,051	1,500	9,460	10,960
Combined ending consumer loan balances, net(d)	$25,707	$8,570	$34,277	$28,486	$12,867	$41,353
Average amount outstanding per consumer loan (in ones)(a)(c)	$446	$1,199		$454	$1,241
Consumer loan ratios:
Allowance and liability for losses as a % of combined ending consumer loan balance, gross(d)	5.1%	12.9%	7.2%	7.4%	19.9%	11.7%

	Six Months Ended June 30,
	2016			2015
	Short-term	Installment		Short-term	Installment
	loans	loans	Total	loans	loans	Total
Consumer loans written and renewed (a)
Company owned	$185,838	$2,609	$188,447	$241,503	$2,949	$244,452
Guaranteed by the Company (b)	8,043	20,290	28,333	14,868	37,786	52,654
Combined consumer loans written and renewed	$193,881	$22,899	$216,780	$256,371	$40,735	$297,106

(a) The disclosure regarding the amount of consumer loans written and renewed and the average amount per consumer loan is statistical data that is not included in the Company’s financial statements.
(b) The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the credit services organization and credit access business programs, so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is reflected in the table above and included in the Company’s consolidated balance sheets.
(c) The average amount outstanding per consumer loan is calculated as the total amount of combined consumer loans outstanding as of the end of the period divided by the total number of combined consumer loans outstanding as of the end of the period.
(d) Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
LOCATION INFORMATION

Locations

The following table sets forth, as of June 30, 2016 and 2015, the number of Company-operated locations that offered pawn lending, consumer lending, and other services, in addition to franchised locations that offered check cashing services. The Company provides these services in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland” and “Mr. Payroll.” The Company’s pawn and consumer lending locations operated in 20 states in the United States as of both June 30, 2016 and 2015, respectively. As of both June 30, 2016 and 2015, the franchised check cashing centers operated in 12 states.

	As of June 30,
	2016	2015
Company-operated locations offering:
Pawn lending only	590	549
Both pawn and consumer lending	206	255
Consumer lending only	21	22
Total Company-operated locations	817	826
Franchised check cashing centers	72	78
Total	889	904

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP, the Company has provided certain historical non-GAAP measures in the tables below, including (i) adjusted net income, adjusted diluted net income per share, adjusted earnings, adjusted earnings per share and adjusted income from operations (collectively, the “Adjusted Earnings Measures”), and (ii) adjusted EBITDA, which the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, loss on early extinguishment of debt, gain on disposition of equity securities and provision or benefit for income taxes. Management also provides estimated adjusted net income per share, which is a non-GAAP measure.

Management believes that the presentation of these measures provides users of the financial statements with greater transparency and facilitates a more meaningful comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and depreciation and amortization methods. In addition, management believes this information provides a more in-depth and complete view of the Company’s financial performance, competitive position and prospects for the future and may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. Management also believes that non-GAAP measures are frequently used by analysts and investors to analyze operating performance, evaluate the Company’s ability to incur and service debt and its capacity for making capital investments, and to help assess the Company’s estimated enterprise value.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Management believes the non-GAAP measures included herein, including the adjustments shown, provide more meaningful information regarding the ongoing operating performance, provide more useful period-to-period comparisons of operating results, both internally and in relation to operating results of competitors, enhance analysts’ and investors’ understanding of the core operating results of the business and provide a more accurate indication of the Company’s ability to generate cash flows from operations. Therefore, management believes it is important to clearly identify these measures for investors.

In calculating adjusted earnings and adjusted earnings per share, management excludes intangible asset amortization, non-cash equity based compensation and foreign currency transaction gains or losses. In addition, management has determined that the adjustments to the Adjusted Earnings Measures and adjusted EBITDA, as applicable, included in the tables below are useful to analysts and investors in order to allow them to compare the Company’s financial results for the current period with the comparative period without the effect of the below items, which management believes are less frequent in nature:

  costs related to the pending merger with First Cash Financial Services, Inc. (the “Merger”);
  the loss on early extinguishment of debt;
  the gain on disposition of equity securities;
  severance and other employee-related costs for administrative and operations staff reductions in connection with the Company’s reorganization to better align the corporate and operating cost structure with its remaining storefront operations (the “Reorganization”) after the Company completed the distribution of approximately 80% of the outstanding shares of Enova International, Inc. common stock to the Company’s shareholders in 2014; and
  the loss on significant divestitures of non-strategic operations.

In addition to the presentation of Adjusted EBITDA for the three and six months ended June 30, 2016 and 2015, Adjusted EBITDA is presented for the trailing twelve months ended June 30, 2016 and 2015. Therefore, certain adjusting items that occurred in the third and fourth quarters of 2015 and 2014 are presented in the adjusted EBITDA table for the trailing twelve months ended June 30, 2016 and 2015.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS MEASURES

The following table provides a reconciliation for the three and six months ended June 30, 2016 and 2015, between net income and diluted net income per share calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data):

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
		Per		Per		Per		Per
		Diluted		Diluted		Diluted		Diluted
	$	Share(a)	$	Share(b)	$	Share(a)	$	Share(a)
Net income and diluted net income per share	$2,098	$0.08	$2,071	$0.08	$12,731	$0.51	$9,916	$0.35
Adjustments (net of tax):
Merger expenses	2,323	0.10	—	—	2,323	0.09	—	—
Loss on early extinguishment of debt	—	—	382	0.01	7	—	382	0.01
Gain on disposition of equity securities	(4)	—	(709)	(0.03)	(79)	—	(790)	(0.02)
Reorganization expenses	—	—	—	—	—	—	537	0.02
Adjusted net income and adjusted diluted net income per share	4,417	0.18	1,744	0.06	14,982	0.60	10,045	0.36
Other adjustments (net of tax):
Intangible asset amortization	968	0.04	1,028	0.04	1,935	0.08	2,057	0.07
Non-cash equity-based compensation	684	0.03	1,038	0.04	1,801	0.07	2,044	0.07
Foreign currency transaction loss (gain)	—	—	4	—	—	—	(20)	—
Adjusted earnings and adjusted earnings per share	$6,069	$0.25	$3,814	$0.14	$18,718	$0.75	$14,126	$0.50

(a) Diluted shares are calculated by giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised and converted into common shares during the period.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS MEASURES

The tables below outline the gross amounts, the impact of income taxes and the net amounts for each of the adjustments included in the previous table (dollars in thousands):

	Three Months Ended June 30,
	2016			2015
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Merger expenses	$3,688	$1,365	$2,323	$—	$—	$—
Loss on early extinguishment of debt	—	—	—	607	225	382
Gain on disposition of equity securities	(6)	(2)	(4)	(1,099)	(390)	(709)
Reorganization expenses	—	—	—	—	—	—
Total Adjustments	$3,682	$1,363	$2,319	$(492)	$(165)	$(327)

Intangible asset amortization	$1,536	$568	$968	$1,631	$603	$1,028
Non-cash equity-based compensation	1,085	401	684	1,648	610	1,038
Foreign currency transaction loss	—	—	—	7	3	4
Total Other adjustments	$2,621	$969	$1,652	$3,286	$1,216	$2,070

	Six Months Ended June 30,
	2016			2015
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Merger expenses	$3,688	$1,365	$2,323	$—	$—	$—
Loss on early extinguishment of debt	11	4	7	607	225	382
Gain on disposition of equity securities	(123)	(44)	(79)	(1,225)	(435)	(790)
Reorganization expenses	—	—	—	853	316	537
Total Adjustments	$3,576	$1,325	$2,251	$235	$106	$129

Intangible asset amortization	$3,072	$1,137	$1,935	$3,265	$1,208	$2,057
Non-cash equity-based compensation	2,858	1,057	1,801	3,245	1,201	2,044
Foreign currency transaction gain	—	—	—	(32)	(12)	(20)
Total Other adjustments	$5,930	$2,194	$3,736	$6,478	$2,397	$4,081

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

The following table provides a reconciliation for the three and six months ended June 30, 2016 and 2015, between net income, which is the nearest GAAP measure, to adjusted income from operations and adjusted EBITDA (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$2,098	$2,071	$12,731	$9,916
Provision for income taxes	1,045	1,189	6,367	6,101
Gain on disposition of equity securities	(6)	(1,099)	(123)	(1,225)
Loss on early extinguishment of debt	—	607	11	607
Foreign currency transaction loss (gain)	—	7	—	(32)
Interest expense, net	3,436	3,552	7,335	7,194
Adjustments:
Merger expenses	3,688	—	3,688	—
Reorganization expenses	—	—	—	853
Adjusted income from operations	10,261	6,327	30,009	23,414
Depreciation and amortization expenses	13,028	14,559	26,533	29,078
Adjusted EBITDA	$23,289	$20,886	$56,542	$52,492

The following table provides a reconciliation for the twelve months ended June 30, 2016 and 2015, between net income, which is the nearest GAAP measure, to adjusted EBITDA (dollars in thousands):

	Trailing 12 Months Ended
	June 30,
	2016	2015
Net income	$30,381	$8,038
Provision for income taxes	15,744	9,623
Gain on disposition of equity securities	(586)	(1,225)
Loss on early extinguishment of debt	11	6,598
Foreign currency transaction gain	—	(28)
Interest expense, net	14,498	15,254
Depreciation and amortization expenses	53,706	59,696
Adjustments:
Merger expenses	3,688	—
Reorganization expenses	—	8,391
Loss on divestitures	—	5,176
Adjusted EBITDA	$117,442	$111,523
Adjusted EBITDA margin calculated as follows:
Total revenue	$1,039,621	$1,064,679
Adjusted EBITDA	$117,442	$111,523
Adjusted EBITDA as a percentage of total revenue	11.3%	10.5%

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ESTIMATED ADJUSTED NET INCOME PER SHARE

The information set forth below does not take into account the pending costs or efficiencies related to the merger with First Cash Financial Services, Inc., which was announced on April 28, 2016. The Company’s estimated adjusted net income per share is based solely on the Company’s expected stand-alone operational performance and excludes any future merger-related expenses or any expected results of the combined company in the event the merger transaction is completed during the remainder of 2016.

A reconciliation is shown for the year ended December 31, 2016, between estimated net income per share, which is the nearest GAAP measure, to estimated adjusted net income per share. For per-share amounts shown for the year ended December 31, 2016, amounts are based on an estimated number of diluted weighted average common shares outstanding for the year ended December 31, 2016.

	Estimated Results (a)
	For the year ended December 31, 2016
	Low	High
	(Unaudited)
Estimated net income per share	$1.25	$1.41

Adjustments (net of tax) (b)	0.09	0.09
Estimated adjusted net income per share	$1.34	$1.50

(a) As of the Company press release dated July 28, 2016.
(b) Represents pre-tax expenses of $3.6 million ($2.3 million, or $0.09 per share, after taxes) for the six months ended June 30, 2016 and does not represent any amounts for future merger expenses for the last six months of 2016. See table below for each item that makes up the adjustments.

The tables below outline the gross amounts, the impact of income taxes and the net amounts for the adjustments included in the above table (dollars in thousands):

	Six Months Ended June 30,
	2016
	Pre-tax	Tax	After-tax	Per share
Merger expenses	$3,688	$1,365	$2,323	$0.09
Loss on early extinguishment of debt	11	4	7	—
Gain on disposition of equity securities	(123)	(44)	(79)	—
Total Adjustments	$3,576	$1,325	$2,251	$0.09

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100